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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 12, 1999 relating to the consolidated financial statements of Kevco, Inc. as of December 31, 1998 and for each of the two years in the period ended December 31, 1998, which appears in Kevco, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ PricewaterhouseCoopers LLP


Fort Worth, Texas
October 10, 2000